Exhibit 99.1

CALIFORNIA BANCORP ANNOUNCES INCREASE IN SHARE REPURCHASE PROGRAM

AND THE REDEMPTION OF SUBORDINATED NOTES

San Diego, Calif., May 1, 2025 – California Bancorp (the “Company”) (Nasdaq: BCAL), the holding company for California Bank of Commerce, N.A. (the “Bank”), announces that its Board of Directors has authorized an increase in the number of shares of the Company’s common stock that may be repurchased pursuant to its share repurchase program to 1.6 million shares, up from 550,000 shares when the program was first announced on June 15, 2023. The increase allows for the repurchase of approximately 4.9% of the Company’s outstanding shares of common stock. No stock has yet been repurchased through the original or increased repurchase program.

“The increase in our share repurchase program demonstrates the conviction of our Board of Directors and management team to our relationship-based banking strategy, and our commitment to building long-term shareholder value,” said David Rainer, Executive Chairman of the Company and the Bank. “Our strong balance sheet and capital levels will allow us to be flexible in the opportunistic deployment of capital for share repurchases, as well as the repayment of outstanding callable subordinated debt.”

Repurchases under the program may occur from time to time in open market transactions, in privately negotiated transactions, or by other means in accordance with federal securities laws and other restrictions. The Company intends to fund its repurchases from available working capital and cash provided by operating activities. The timing of repurchases, as well as the number of shares repurchased, will depend on a variety of factors, including price; trading volume; business, economic and general market conditions; and the terms of any Rule 10b5-1 plan adopted by the Company. The repurchase program has no expiration date and may be suspended, modified, or terminated at any time without prior notice.

The Company also announces today that it has elected to, and expects to, redeem the $18 million of 5.50% Fixed-to-Floating Subordinated Notes due 2030, that it issued on May 28, 2020.

ABOUT CALIFORNIA BANCORP

California BanCorp (NASDAQ: BCAL) is a registered bank holding company headquartered in San Diego, California. California Bank of Commerce, N.A., a national banking association chartered under the laws of the United States (the “Bank”) and regulated by the Office of Comptroller of the Currency, is a wholly owned subsidiary of California BanCorp. Established in 2001 and headquartered in San Diego, California, the Bank offers a range of financial products and services to individuals, professionals, and small to medium-sized businesses through its 14 branch offices and four loan production offices serving California. The Bank’s solutions-driven, relationship-based approach to banking provides accessibility to decision makers and enhances value through strong partnerships with its clients. Additional information is available at www.bankcbc.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, this release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and other matters that are not historical facts. Examples of forward-looking statements include expectations regarding opportunities to deploy capital for share repurchases, enhance shareholder value through share repurchases, and redeem our outstanding subordinated debt. Forward-looking statements reflect management’s current view about future events and involve risks and uncertainties that may cause actual results to differ from those expressed in the forward-looking statement or historical results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and often include the words or phrases such as “aim,” “can,” “may,” “could,” “predict,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “hope,” “intend,” “plan,” “potential,” “project,” “will likely result,” “continue,” “seek,” “shall,” “possible,” “projection,” “optimistic,” and “outlook,” and variations of these words and similar expressions.

Factors that could cause or contribute to results differing from those in or implied in the forward-looking statements include but are not limited to risks related to our recently completed merger with the predecessor California BanCorp, including the risks that cost savings may be less than anticipate and difficulties in retaining senior management, employees or customers, the impact of bank failures or other adverse developments at other banks on general investor sentiment regarding the stability and liquidity of banks, changes in real estate markets and valuations; the impact on financial markets from geopolitical conflicts; inflation, interest rate, market and monetary fluctuations and general economic conditions, either nationally or locally in the areas in which the Company conducts business; increases in competitive pressures among financial institutions and businesses offering similar products and services; general credit risks related to lending, including changes in the value of real estate or other collateral, the financial condition of borrowers, the effectiveness of our underwriting practices and the risk of fraud; higher than anticipated defaults in the Company’s loan portfolio; changes in management’s estimate of the adequacy of the allowance for credit losses or the factors the Company uses to determine the allowance for credit losses; changes in demand for loans and other products and services offered by the Company; the costs and outcomes of litigation; legislative or regulatory changes or changes in accounting principles, policies or guidelines; and other risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (“SEC”) and other documents the Company may file with the SEC from time to time. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, and other documents the Company files with the SEC from time to time.

Any forward-looking statement made in this release is based only on information currently available to management and speaks only as of the date on which it is made. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements or to conform such forward-looking statements to actual results or to changes in its opinions or expectations, except as required by law.

INVESTOR RELATIONS CONTACT

Kevin Mc Cabe

California Bank of Commerce

kmccabe@bankcbc.com

818.637.7065